CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report  (Date of Earliest Event Reported): February 23, 2011

Radient Pharmaceuticals Corporation
 (Exact name of registrant as specified in its charter)

Delaware	001-16695	33-0413161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2492 Walnut Avenue, Suite 100, Tustin, California, 92780-7039
 (Address of principal executive offices (zip code))

714-505-4461
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 5: Corporate Governance and Management

On February 22, 2011, the Board of Directors approved, via unanimous written consent and based upon on our Corporate Governance and Nominating Committee’s recommendation, appointing Robert L. Rooks as an independent member of our Board of Directors to fill the vacancy created by the resignation of our former Class III director (such director resigned for personal reasons, not based on any disagreement with us relating to our operations, policies or practices).  Pursuant to our bylaws, a majority of our board is entitled to appoint a director to fill such a vacancy without a shareholder vote.  Mr. Rooks accepted the position, which will take effect as of today, February 23, 2011.  Mr. Rooks shall serve as a Class III member of our Board until the 2012 annual meeting of shareholders and until his successor is elected and qualified, or until the earlier death, retirement, resignation or removal. The Board determined that Mr. Rooks satisfies the independence criteria set forth in the applicable NYSE Amex listing standards and SEC rules and therefore, Mr. Rooks was appointed as a member of the following committees: Audit, Compensation and the Corporate Governance and Nominating.  The Board approved issuing Mr. Rooks 40,000 shares of our common stock as an inducement to join our board and shall pay Mr. Rooks the same as our other independent directors, which is $1,500 for each in person meeting and $250 for each telephonic meeting he attends.

The Governance Committee and Board based their decision on Mr. Rooks’ experience.  Mr. Rooks is the founder and former medical director of All-Care Animal Referral Center in Fountain Valley, Orange County, California. He is a diplomat of both the American Board of Veterinary Practitioners and the American College of Veterinary Surgeons. Rooks developed a surgical procedure and specialized implant for the treatment for hip dysplasia in dogs. He is a co-author of the books Canine Orthopedics and Veterinary Cancer Therapy Handbook: Chemotherapy, Radiation Therapy, and Surgical Oncology for the Practicing Veterinarian. Mr. Rooks has been recognized by the American Animal Hospital Association, which awarded him the Charles E. Bild Practitioner of the Year Award, the highest award given by the Association.  He is the past president of the Orange County Chapter of The Southern California Veterinary Medical Association and of the Animal Health Foundation and recipient of the Iowa State University Outstanding Young Alumnus Award, AAHA EXCEL Award, and highly prestigious Charles E. Bild Practitioner of the Year Award.  Dr. Rooks is a 1978 graduate of Iowa State University and a Diplomat of both the American Board of Veterinary Practitioners and the American College of Veterinary Surgeons.

Our CEO believes that Mr. Rooks will be a great contributor to our Board and will provide experienced guidance on many business plans we have for the company.

Item 7.01 Regulation FD Disclosure.

On February 23, 2011, we issued a press release announcing the appointment of Mr. Rooks.  A copy of the press release containing such announcement is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

 ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

99.1           Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIENT PHARMACEUTICALS CORPORATION

By:	/s/ Akio Ariura
Name: Akio Ariura
Title: CFO

Dated: February 22, 2011